EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Equus Total Return, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216676 of Equus Total Return, Inc. of our report dated March 28, 2023, relating to the financial statements and schedule, which appear in Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

March 28, 2023